SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – November 10, 2010

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-11914 (Commission File Number)	22-2457487 (I.R.S. Employer Identification No.)

10 Forest Avenue, Suite 220, Paramus, NJ 07652
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code - (201) 342-0900

NA
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 10, 2010, Caprius, Inc. (the “Company” or “we” or “us”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Vintage Capital Group, LLC (“Parent”) and Capac Co., a Delaware corporation and a newly-formed wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides for Parent to acquire the Company through a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger, becoming a direct wholly-owned subsidiary of Parent.  Upon the Merger, each share of common stock of the Company, and each share of Series E Preferred Stock and Series F Preferred Stock, on an “as-converted” basis into common stock, issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Parent, Merger Sub or the Company or by stockholders who have perfected and not withdrawn a demand for appraisal under Delaware law) will automatically be cancelled and converted into the right to receive $0.065 per share in cash, without interest (the “Merger Consideration”).  Options and warrants to purchase the Company’s common stock will terminate prior to the effective time of the Merger.

The Merger Agreement was entered into after negotiations between Parent and the Special Committee (as described below) of the Company’s Board of Directors, completion of due diligence review and analysis, and receipt by the Special Committee of an opinion from Hempstead & Co., Inc. that as of November 10, 2010, the date of the opinion and subject to the limitations contained in the opinion, the Merger Consideration to be received by the Company’s stockholders pursuant to the Merger is fair to such stockholders from a financial point of view.  An independent committee of the Company’s Board of Directors, consisting of members of the Board who are not members of management or affiliates of Parent (the “Special Committee”), unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger were advisable, fair to and in the best interests of the Company’s stockholders.  The Merger Agreement and the transactions contemplated by the Merger Agreement were also unanimously approved by the Company’s Board of Directors.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, to cause a special meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement, and is required to observe certain limits on the conduct of its business between the date of the Merger Agreement and the consummation of the Merger.  The Merger also is subject to fulfillment of customary closing conditions, including approval by the holders of a majority of the outstanding shares of common stock and Series E Preferred Stock and Series F Preferred Stock, on an “as converted” basis, voting as one class, and completion of the Merger by June 30, 2011. The stockholders will have statutory appraisal rights in accordance with the Delaware General Corporation Law.

In addition, the Merger Agreement provides that the Company is permitted to initiate, solicit and encourage alternative acquisition proposals from third parties and to provide information and engage in discussions with third parties regarding acquisition proposals until December 15, 2011 (the “Go-Shop Termination Date”).  Prior to the Go-Shop Termination Date, KPMG Corporate Finance LLC will assist the Special Committee with respect to the solicitation and negotiation of acquisition proposals from third parties.  The Special Committee retains full discretion as to how it will review and respond to any acquisition proposal.

As of the Go-Shop Termination Date, the Company becomes subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative takeover proposals.

The "no-shop" provision is subject to a customary "fiduciary-out" provision which provides that, prior to the time stockholder approval is obtained, the Company's Board of Directors may change its recommendation to the Company's stockholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the Company's Board of Directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, that (i) failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law and (ii) such proposal is reasonably likely to be consummated in accordance with its terms, after taking into account all legal, regulatory and financial aspects of the proposal and the person making the proposal, and would be more favorable to the Company's stockholders from a financial point of view than the Merger (a "Superior Proposal”); provided, however, that (a) the Company has given Parent at least 48 hours prior written notice of its intention to take such action specifying the material terms and conditions of the Superior Proposal, including the identity of the party making such Superior Proposal, and has provided Parent a copy of the proposed transaction agreements, (b) the Company has negotiated in good faith with Parent during such notice period to enable Parent to propose changes to the terms of the Merger Agreement and other agreements so that the proposal is no longer a Superior Proposal, and (c) in the event of any material change to the material terms of the Superior Proposal, the Company has delivered to Parent an additional notice and the notice period shall have recommenced.

The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under specified circumstances, the Company shall be required to pay all of Parent’s expenses, up to a maximum of $100,000, and a termination fee of $61,000; provided, that if Parent is entitled to both an expense reimbursement and a termination fee, the amount to be paid shall be limited to $100,000.  The Company shall only be obligated to pay the Parent’s expenses if the Merger Agreement is terminated under specified circumstances.  In the event that the Company prevails in an action for specific performance of the Merger Agreement, Parent shall reimburse the Company for its expenses in connection therewith up to a maximum of $50,000.

Parent is the Company’s senior secured lender.  As of November 10, 2010, it had advanced approximately $4.3 million to the Company, exclusive of an additional $1.4 million of capitalized obligations owed to Parent.  Parent holds a warrant exercisable into 40% of the Company’s common stock on a fully-diluted basis.  Parent agreed in the Merger Agreement to limit its exercise of the warrant to not more than 40% of the Company’s voting stock as of the record date of the special stockholders meeting that will be held to approve the Merger, however, Parent retained the right to exercise the warrant, in whole or in part, for any purpose other than approval of the Merger and the Merger Agreement.  The consummation of the Merger is not subject to a financing condition on the part of Parent or Merger Sub.

After the Merger, the Company will be a privately-held corporation.  There will be no public market for the common stock and the Company will terminate the registration of its common stock with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.  The Merger Agreement is included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company or the other parties thereto.  The Merger Agreement contains representations, warranties and covenants (a) that have been made only for the purposes of the Merger Agreement, (b) are qualified by information in disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement, (c) are subject to materiality qualifications in the Agreement that may differ from what may be viewed as material by investors and stockholders, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Agreement and (e) have been included in the Merger Agreement for the purposes of allocating risk between the contracting parties rather than establishing matters of fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors and stockholders with information regarding the terms of the Agreement, and not to provide investors and stockholders with any other factual information regarding the Company or its business, or Parent or Merger Sub or their respective businesses.  Accordingly, investors and stockholders should not rely on the representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and the other documents that the Company files with the SEC.

Forward Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts.  Such statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements include statements regarding the Merger.  These statements are based on the current expectations of management of the Company, but there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.  These risks and uncertainties include, among others, the possibility that (i) the Company may be unable to obtain stockholder approval or satisfy other conditions required for the consummation of the Merger, (ii) the closing of the Merger may be delayed or abandoned, (iii) the Merger may involve unexpected costs, (iv) the business of the Company may suffer as a result of uncertainty surrounding the Merger, and (v) the Company may be adversely affected by other economic, business or competitive factors.  Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Form 10-K for the year ended September 30, 2009, which are available at http://www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed Merger, the Company will file a proxy statement and other materials with the SEC.  Investors and stockholders are advised to read the proxy statement and other materials when they become available, because they will contain important information about the Company and the proposed Merger.  Once filed with the SEC, the proxy statement and such other documents will be available without charge at www.sec.gov.  The proxy statement and such other documents may also be obtained without charge on the Company’s website at www.caprius.com under “SEC Filings” or by directing such request to the Company at (201) 342-0900.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger.  Information concerning the special interests of these directors, executive officers and other members of the Company’s management and employees in the proposed Merger will be included in the Company’s proxy statement referenced above.  Information regarding the Company’s directors and executive officers is also available in its Annual Report on Form 10-K for the year ended September 30, 2009, which document is on file with the SEC.  These documents are available without charge at the SEC’s website at www.sec.gov and from the Company as described above.

Item 7.01  Regulation FD Disclosure

On November 11, 2010, the Company issued a press release announcing the signing of the Merger Agreement.  A copy of such press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
2.1* 99.1**	Agreement and Plan of Merger, dated November 10, 2010, by and among Vintage Capital Group, LLC, Capac Co. and Caprius, Inc. Press release, dated November 11, 2010.

_____________

*
Schedules and exhibits to the Agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K.  Caprius, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

**
In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.

/s/ Dwight Morgan
Dwight Morgan President & CEO

Dated:  November 12, 2010